Execution Version

INOTIV, INC.
$22,000,000 15.00% Senior Secured Second Lien PIK Notes due 2027
and Warrants to Purchase 3,946,250 Common Shares

Purchase Agreement
September 13, 2024
The several Initial Purchasers
listed on Schedule I hereto
Ladies and Gentlemen:
Inotiv, Inc., an Indiana corporation (the “Issuer”), proposes to issue and sell to the several purchasers listed in Schedule I hereto (the “Initial Purchasers” and together with their respective successors and permitted assigns, the “Purchasers”) (x) $22,000,000 aggregate original principal amount of its 15.00% Senior Secured Second Lien PIK Notes due 2027 (the “Purchaser Notes”) and (y) warrants to purchase 3,946,250 shares of the Issuer’s common stock, no par value (such warrants, the “Purchaser Warrants”, and such common stock, the “Common Stock”).
The Purchaser Warrants will be evidenced by warrant certificate(s) substantially in the form of Exhibit A hereto, to be dated as of the Closing Date. The Notes (as defined below) will be issued pursuant to an indenture in form and substance reasonably satisfactory to the parties hereto, to be dated as of the Closing Date (the “Indenture”), among the Issuer, the guarantors listed in Schedule II hereto (each, a “Guarantor” and, collectively, the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”). The Notes will be guaranteed on a senior secured second lien basis, jointly and severally, by the Guarantors (the “Guarantees” and, collectively with the Notes, the “Debt Securities”).
The Purchaser Notes, the Guarantees and the Purchaser Warrants are being offered and sold to the Initial Purchasers, on the terms and subject to the conditions set forth in this purchase agreement (this “Agreement”), without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from the registration requirements under the Securities Act.
On or prior to the Closing Date (as defined below), the Issuer intends to enter into an amendment (the “First Lien Amendment”) to its existing senior secured credit agreement, dated as of November 5, 2021 (as amended by the First Amendment to Credit Agreement, dated as of January 27, 2022, the Second Amendment to Credit Agreement, dated as of December 29, 2022, the Third Amendment to Credit Agreement, dated as of January 9, 2023, the Fourth Amendment to Credit Agreement, dated as of May 14, 2024, the Fifth Amendment to Credit Agreement, dated as of June 2, 2024 and the Sixth Amendment to Credit Agreement, dated as of August 7, 2024, the “First Lien Credit Agreement”), among the Issuer, as the borrower, the subsidiaries of the Issuer party thereto, as guarantors, the lenders party thereto from time to time and Jefferies Finance LLC, as administrative and collateral agent for such lenders (in such capacity, the “First Lien Agent”).
The Debt Securities will be secured on a second-priority basis, subject to the first-priority security interest securing the obligations under the First Lien Credit Agreement and certain Permitted Liens, by security interests in substantially all of the tangible and intangible assets of the Issuer and the Guarantors, now owned or hereafter acquired by the Issuer or any Guarantor and all proceeds and products thereof, subject to certain exceptions as described in the Indenture and the Collateral Documents (as defined below) (the “Collateral”). The Collateral shall be described in: (a) with respect to personal property that constitutes Collateral, the Second Lien Security Agreement in form and substance reasonably satisfactory to the parties hereto (the “Security Agreement”), (b) with respect to the grants of security interests in registrations and/or applications for, in each case to the extent applicable, trademarks, patents and copyrights, in either the Security Agreement or, respectively, in the Trademark Security Agreement, the Patent Security Agreement and the Copyright Security Agreement, each to be dated as of the Closing Date and to be entered into by each of the Issuer and the applicable Guarantors, as provided therein (the “Trademark Security Agreement,” the “Patent Security Agreement” and the “Copyright Security Agreement,” respectively, and, collectively, the “Intellectual Property Security Agreements”) and (c) with respect to real property listed on Schedule III (the “Mortgaged Properties”), the mortgages, deeds of trust or deeds to secure debt to be delivered in accordance with the Indenture (the “Mortgages” and, collectively with the Security Agreement and the Intellectual Property Security Agreements, the “Collateral Documents”).
The rights of the holders of the Debt Securities with respect to the Collateral shall be further governed by an intercreditor agreement in form and substance reasonably satisfactory to the parties hereto that will be entered into on the Closing Date by and among the Notes Collateral Agent, the First Lien Agent, the Issuer and the Guarantors (the “Intercreditor Agreement”), which Intercreditor Agreement will set forth, among other things, the relative priority of the liens on the Collateral securing the obligations under the First Lien Credit Agreement, on the one hand, and the liens on the Collateral securing the Debt Securities, on the other hand.
Pursuant to the Structuring Agent Letter, on the Closing Date the Issuer will issue to the Structuring Agent (x) warrants to purchase 200,000 shares of the Issuer’s Common Stock (the “Structuring Agent Warrants” and together with the Purchaser Warrants, the “Warrants”) evidenced by warrant certificates substantially in the form of Exhibit A and (y) $550,000 aggregate principal amount of its 15.00% Senior Secured Second Lien PIK Notes due 2027 (the “Structuring Agent Notes” and together with the Purchaser Notes, the “Notes”).
The holders of the Warrants from time to time will be entitled to the benefits of the Registration Rights Agreement substantially in the form of Exhibit B, to be dated as of the Closing Date (the “Registration Rights Agreement”), by and among the Issuer, the Initial Purchasers and the Structuring Agent.
The Issuer and the Guarantors hereby confirm their agreement with the several Purchasers concerning the purchase of the Purchaser Notes and the Purchaser Warrants (and their agreement with the Structuring Agent concerning the issuance of the Structuring Agent Warrants and Structuring Agent Notes), as follows:

1.Purchase of the Purchaser Notes and the Purchaser Warrants by the Initial Purchasers.
(a)The Issuer agrees to issue and sell the Purchaser Notes and the Purchaser Warrants to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer (i) the respective principal amount of Purchaser Notes set forth opposite such Initial Purchaser’s name in Schedule I hereto under the heading “Principal Amount of Purchaser Notes” and (ii) Purchaser Warrants to purchase the number of shares of Common Stock set forth opposite such Initial Purchaser’s name in Schedule I hereto under the heading “Number of Shares of Common Stock Underlying Warrants,” in each case, (x) for the aggregate cash purchase price set forth opposite such Initial Purchaser’s name in Schedule I under the heading “Aggregate Cash Purchase Price” and (y) in exchange for the aggregate principal amount of the Issuer’s 3.25% Convertible Senior Notes due 2027 (the “Convertible Bonds”) issued pursuant to that certain Indenture, dated as of September 27, 2021 (the “Convertible Bond Indenture”), among the Issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association as trustee, set forth opposite such Initial Purchaser’s name in Schedule I under the heading “Aggregate Principal Amount of Convertible Bonds to be Exchanged” (if any) (such exchanged Convertible Bonds, the “Exchanged Bonds”). On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, each applicable Initial Purchaser hereby conveys, transfers and assigns to the Issuer, without recourse, and the Issuer hereby accepts from such Initial Purchaser, such Initial Purchaser’s right, title and interest in the Exchanged Bonds held by such Initial Purchaser (and together with such Initial Purchaser’s cash purchase price as specified herein), in exchange for the Purchaser Notes and the Purchaser Warrants to be purchased by such Initial Purchaser pursuant to this Agreement (the “Exchange”). The Exchange constitutes a privately negotiated transaction (as contemplated in Section 2.19 of the Convertible Bond Indenture). The Issuer will not be obligated to deliver any of the Purchaser Notes or Purchaser Warrants except upon payment in full for all the Purchaser Notes and Purchaser Warrants to be purchased as provided herein.
(b)Notwithstanding anything to the contrary contained in this Agreement, for all U.S. federal and applicable state and local income tax purposes, the Issuer and the Initial Purchasers agree that the amount advanced by the Initial Purchasers under this Agreement shall be attributed to the Purchaser Notes and the Purchaser Warrants as an “investment unit” within the meaning of Section 1273(c)(2) of the Code. The “issue price” of such investment unit (per $1,000.00 principal amount of Purchaser Notes and related Purchaser Warrants) shall be $1,000.00. For purposes of allocating the foregoing “issue price” of the investment unit between the Purchaser Notes and the Purchaser Warrants, within thirty (30) days of the Closing Date, the Issuer shall notify the Initial Purchasers of the Issuer’s proposed determination of the fair market value of the Purchaser Warrants, along with supporting work papers setting forth the methodology used to determine such fair market value. If, within fifteen (15) Business Days of receiving such notice from the Issuer, the Initial Purchasers notify the Issuer that the Initial Purchasers have accepted the Issuer’s determination of fair market value, then each Initial Purchaser and each other party to this Agreement shall use such fair market value for purposes of allocating the “issue price” of between investment unit consisting of the Purchaser Notes and the Purchaser Warrants. If the Initial Purchasers notify the Issuer that the Initial Purchasers disagree with the Issuer’s determination of fair market value within (15) Business Days of the Initial Purchasers’ receipt of the applicable notice from the Issuer, then the parties shall engage an independent valuation firm of national repute jointly selected by the Issuer and the Initial Purchasers to determine such fair market value, with costs to be shared equally by the Issuer (on the one hand) and the Initial Purchasers (on the other hand).  Unless otherwise required by a change in applicable law after the date hereof or the good faith resolution of a tax audit or other tax proceeding, none of the Issuer, any Initial Purchaser or any of their respective affiliates shall take any position inconsistent with the final allocation (as agreed by the parties or determined by the independent valuation firm) on any tax return or for any other tax purpose.
(c)Each Initial Purchaser, severally and not jointly, represents, warrants, covenants and agrees that:
(i)it is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Its signature page hereto includes the true, correct and complete name of such Initial Purchaser and contains the true, correct and complete address of such Initial Purchaser;
(ii)this Agreement has been duly executed and delivered by such Initial Purchaser and constitutes a legal, valid and binding obligation of such Initial Purchaser, enforceable against such Initial Purchaser in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions (as defined below). Upon execution and delivery, each other Transaction Document to which it is a party will constitute a legal, valid and binding obligation of such Initial Purchaser, enforceable against such Initial Purchaser in accordance with their terms, except as such enforcement may be subject to the Enforceability Exceptions. The execution and delivery of this Agreement and each other Transaction Document to which it is a party and the consummation of the Transactions will not violate, conflict with or result in a breach of or default under (i) such Initial Purchaser’s organizational documents, (ii) any agreement or instrument to which such Initial Purchaser is a party or by which such Initial Purchaser or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to such Initial Purchaser, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults would not affect such Initial Purchaser’s ability to consummate the Transactions in any material respect;
(iii)it has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party (other than (i) its advisors or as required by applicable law or (ii) with the Issuer’s prior approval or consent) any information regarding the Transactions, engaged in any transactions in the securities of the Issuer (including, without limitation, any Short Sales (as defined below) involving any of the Issuer’s securities) since the time that such Initial Purchaser was first contacted by either the Issuer or any other person acting on the Issuer’s behalf regarding the Transactions, this Agreement or an investment in the Purchaser Notes or the Purchaser Warrants, and such Initial Purchaser shall not engage in any such activities until following the public disclosure of the Transactions by the Issuer. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including, without limitation, on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 1(c)(iii), subject to such Initial Purchaser’s compliance with its obligations under the U.S. federal securities laws and the Initial Purchaser’s internal policies, (a) “Initial Purchaser” shall not be deemed to include any employees, subsidiaries, desks, groups or Affiliates of the Initial Purchaser that are effectively walled off by appropriate “fire wall” information barriers approved by such Initial Purchaser’s legal or compliance department (and thus such walled off parties have not been privy to any information concerning the Transactions), and (b) the foregoing representations and covenants of this Section 1(c)(iii) shall not apply to any transaction by or on behalf of an account of an Initial Purchaser that was effected without the advice or participation of, or such account’s receipt of information regarding the Transactions provided by, such Initial Purchaser;
(iv)it acknowledges and agrees that (a) it has been furnished with all materials it considers relevant to making an investment decision to enter into the Transactions and has had the opportunity to review the Issuer’s filings and submissions with the Commission, including, without limitation, all information filed or furnished pursuant to the Exchange Act (collectively, the “Public Filings”), and (b) it has had the opportunity to ask questions of the Issuer concerning the Issuer, its business, operations, financial performance, financial condition and prospects and the terms and conditions of the Transactions, (c) it has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Transactions and to make an informed investment decision with respect to such Transactions, (d) it has evaluated the tax and other consequences of the Transactions and receipt and ownership of the Purchaser Notes and the Purchaser Warrants with its tax, accounting or legal advisors, (e) the Issuer is not acting as a fiduciary or financial or investment advisor to the Initial Purchaser and (f) it is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Issuer or any of its Affiliates or representatives except for (i) the Public Filings and (ii) the representations and warranties made by the Issuer in this Agreement. Such Initial Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Purchaser Notes and the Purchaser Warrants; has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and acknowledges that investment in the Purchaser Notes and the Purchaser Warrants involves a high degree of risk;
(v)it acknowledges and agrees that there is no assurance that a public market will exist or continue to exist for the Purchaser Notes or the Purchaser Warrants. Such Initial Purchaser (a) acknowledges that none of the issuance of the Purchaser Notes or the Purchaser Warrants pursuant to the Transactions, or the issuance of any shares of Common Stock upon exercise of the Purchaser Warrants (such shares, the “Purchaser Warrant Shares”), has been registered or qualified under the Securities Act or any state securities laws, and the Purchaser Notes, the Purchaser Warrants and any Purchaser Warrant Shares are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available, and (b) is purchasing the Purchaser Notes, the Purchaser Warrants and any Purchaser Warrant Shares for investment purposes only for its own account and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Purchaser Notes, the Purchaser Warrants or any Purchaser Warrant Shares in a manner that would violate the registration requirements of the Securities Act. Such Initial Purchaser acknowledges that the Purchaser Notes, the Purchaser Warrants and any Purchaser Warrant Shares will bear restrictive legends as described in Section 6(d);
(vi)[reserved];

(vii)it agrees that it will, upon request, execute and deliver any additional documents determined by the Issuer, the Trustee or the Issuer’s transfer agent in good faith to be reasonably necessary to complete the Transactions;
(viii)it is (A) a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (“Rule 144A”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) and/or (B) an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3), (7), (8), (9), or (12) under the Securities Act;
(ix)it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Purchaser Notes or the Purchaser Warrants by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act;
(x)to the extent such Initial Purchaser is exchanging any Exchanged Bonds pursuant to the Exchange, (a) such Initial Purchaser is the sole legal and beneficial owner of the Exchanged Bonds set forth opposite such Initial Purchaser’s name in Schedule I under the heading “Aggregate Principal Amount of Convertible Bonds to be Exchanged”, (b) such Initial Purchaser has good, valid and marketable title to its Exchanged Bonds, free and clear of any Liens, (c) such Initial Purchaser has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Bonds or its rights, title or interest in and to its Exchanged Bonds or (ii) given any Person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Bonds, and (d) upon such Initial Purchaser’s delivery of its Exchanged Bonds to the Issuer pursuant to the Exchange, such Exchanged Bonds shall be free and clear of all Liens created by such Initial Purchaser or any other person acting for such Initial Purchaser;
(xi)it is not, and has not been at any time during the consecutive three-month period preceding the date hereof, a director, officer or “affiliate” (within the meaning of Rule 144 promulgated under the Securities Act) of the Issuer;
(xii)its operations have been conducted in material compliance with the rules and regulations administered or conducted by OFAC applicable to such Initial Purchaser. Such Initial Purchaser has performed due diligence necessary to reasonably determine that its beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of Sanctions, or otherwise the subject of Sanctions, except as permitted under Sanctions.
(d)Each Initial Purchaser acknowledges and agrees that the Issuer and, for purposes of the “no registration” opinion to be delivered to the Purchasers pursuant to Section 7(d) hereof, counsel for the Issuer and the Guarantors may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in clause (c) above, and each Initial Purchaser hereby consents to such reliance.
(e)The Issuer and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s-length contractual counterparty to the Issuer and the Guarantors with respect to the offering of Purchaser Notes and Purchaser Warrants contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer, the Guarantors or any other Person. Additionally, no Initial Purchaser is advising the Issuer, the Guarantors or any other Person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the Transactions contemplated hereby, and the Purchasers shall have no responsibility or liability to the Issuer or the Guarantors with respect thereto. Any review by a Purchaser of the Issuer and the Guarantors, the Transactions contemplated hereby or other matters relating to such Transactions will be performed solely for the benefit of such Purchaser and shall not be on behalf of the Issuer, the Guarantors or any other Person.
2.Payment and Delivery.
(a)Delivery of the Debt Securities and the Warrants and the exchange of the Exchanged Bonds will occur on or before 10:00 a.m., New York City time, on September 13, 2024. The time and date of such payment and delivery is referred to herein as the “Closing Date.”
(b)On the terms and subject to the conditions set forth in this Agreement, each Initial Purchaser shall remit or cause to be remitted by wire transfer in immediately available funds an amount equal to its “Aggregate Cash Purchase Price” as set forth opposite such Initial Purchaser’s name on Schedule I into the account(s) specified by the Issuer to the Initial Purchasers against delivery (i) to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Debt Securities (collectively, the “Global Note”) and (ii) to each Initial Purchaser of a certificate evidencing the Purchaser Warrants purchased by such Initial Purchaser hereunder on the Closing Date, in each case, with any transfer taxes payable in connection with the sale of the Debt Securities and/or the Warrants duly paid by the Issuer. The Global Note will be made available for inspection by the Initial Purchasers not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date. The Issuer shall register on its books and records each Initial Purchaser as the owner of the Purchaser Warrants purchased by such Initial Purchaser hereunder on the Closing Date.
(c)To the extent that the Initial Purchasers hold any original certificates in respect of the Exchanged Bonds, such original certificates shall be delivered to the Issuer immediately prior to the Exchange for cancellation. The Issuer shall promptly deliver such certificates to the Trustee (as defined in the Convertible Bond Indenture) for cancellation in accordance with Section 2.15 of the Convertible Bond Indenture. The Issuer agrees that, immediately and automatically upon consummation of the Exchange, the Exchanged Bonds (including the guarantees thereof) shall be cancelled in accordance with Convertible Bond Indenture (including, without limitation, in accordance with Section 2.15 of the Convertible Bond Indenture). Further, upon cancellation of the Exchanged Bonds, the Exchanged Bonds (including the guarantees thereof) and all rights and obligations of all parties thereunder shall immediately and automatically terminate and be of no further force and effect. For the avoidance of doubt, nothing contained herein shall affect or modify any Convertible Bonds that are not Exchanged Bonds.
3.Use of Proceeds. On the Closing Date, the Issuer shall use the proceeds from the issuance and sale of the Purchaser Notes and the Purchaser Warrants to pay the Transaction Expenses. After the Closing Date the Issuer shall use any remaining net proceeds for working capital and other purposes not prohibited under the Indenture, including the financing of capital expenditures, permitted acquisitions and other permitted investments, permitted restricted payments, permitted prepayments or redemptions of subordinated debt and other general corporate purposes.
4.Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2024 Settlement” means, collectively, (i) that certain resolution agreement, entered into on June 3, 2024, between the United States Attorney’s Office for the Western District of Virginia, the Environmental Crimes Section of the United States Department of Justice, Environment and Natural Resources Division and the Issuer, and (ii) that certain plea agreement, entered into on June 3, 2024, between the United States Attorney’s Office for the Western District of Virginia, the Environmental Crimes Section of the United States Department of Justice, Environment and Natural Resources Division, Envigo RMS, LLC and Envigo Global Services, Inc.
“Advisors” shall mean legal counsel (including foreign and local counsel, but excluding in-house counsel), auditors, engineers, accountants, consultants, appraisers or other advisors.
“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For purposes of this definition, “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Animal Welfare Laws” shall mean any applicable U.S. domestic state and federal civil and criminal laws relating to animal welfare or animal importation, including, without limitation, the Animal Welfare Act, codified in Title 7, United States Code, §§ 2131-2159, the Lacey Act, codified in Title 16, United States Code, §§ 3372-3374, and the anti-smuggling laws, codified in Title 18, United States Code, § 545.
“Board of Directors” shall mean, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the board of managers or board of directors, as applicable, of such Person, or if such limited liability company does not have a board of managers or board of directors, the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors or board of managers, as applicable, of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.
“Casualty Event” shall mean any involuntary loss of title or any involuntary loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any Property of any Company. “Casualty Event” shall include any taking of all or any part of any Real Property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Legal Requirement, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person or any part thereof by any Governmental Authority, or any settlement in lieu thereof.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Commission” means the Securities and Exchange Commission.
“Companies” shall mean the Issuer and the Subsidiaries; and “Company” shall mean any one of them.

“Convertible Indebtedness” shall mean Indebtedness (as defined in the Indenture) of the Issuer permitted to be incurred under the terms of the Indenture that is either (a) convertible into common stock of the Issuer (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Issuer and/or cash (in an amount determined by reference to the price of such common stock).
“Domestic Subsidiary” shall mean any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.
“Employee Benefit Plan” shall mean any Pension Plan and any other “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan and other than a Foreign Plan) which is or was maintained, contributed to or required to be contributed to by any Company.
“Environment” shall mean any surface or subsurface physical medium or natural resource, including air, land, soil, surface waters, ground waters, sediments (including stream and river sediments), biota and any indoor surface area, surface or physical medium, and any ecological systems and living organisms supported by these media.
“Environmental Claim” shall mean any claim, notice, demand, Order, action, suit, investigation, proceeding, or other communication or legal proceeding alleging or asserting liability or obligations under Environmental Law, including liability or obligation for investigation, enforcement proceedings, governmental response, assessment, remediation, removal, cleanup, Response, corrective action, monitoring, post-remedial or post-closure studies, investigations, operations and maintenance, injury, damage, destruction or loss to natural resources, personal injury, medical monitoring, wrongful death, property damage, fines, penalties or other costs resulting from, related to or arising out of (a) the presence, Release or threatened Release of Hazardous Materials in, on, into, through or from the Environment at any location or (b) any violation of or non-compliance with Environmental Law, and shall include any claim, notice, demand, Order, action, suit or proceeding seeking damages (including the costs of remediation), contribution, indemnification, cost recovery, penalties, fines, indemnities, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to human health and safety (as it relates to exposure to Hazardous Materials) or the Environment.
“Environmental Law” shall mean any and all applicable Legal Requirements relating to or imposing liability or standards of conduct concerning human health and safety (as it relates to exposure to Hazardous Materials) or pollution, preservation, or protection of the Environment, the Release, threatened Release, or the generation, manufacture, use, labeling, treatment, storage, handling, or transportation of Hazardous Material, natural resources or natural resource damages, or occupational safety or health (as it relates to exposure to Hazardous Materials).
“Environmental Permit” shall mean any permit, license, approval, consent, notifications, exemptions, registration or other authorization required by or from a Governmental Authority under any Environmental Law.
“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited), or if such Person is a limited liability company, membership interests, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of Property of, such partnership, whether outstanding on the Closing Date or issued on or after the Closing Date, but excluding Convertible Indebtedness.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.
“ERISA Affiliate” shall mean, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001 of ERISA, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (i) a “reportable event” within the meaning of Section 4043(c) of ERISA (other than any such event with respect to which the notice requirement has been waived) with respect to any Pension Plan; (ii) the failure of any Company or any ERISA Affiliate to meet the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure of any Company or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure of any Company or any ERISA Affiliate to make any required contribution to a Multiemployer Plan, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Pension Plan; (iii) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (iv) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such Pension Plan in a distress termination described in Section 4041(c) of ERISA, the termination of any Pension Plan under Section 4041(c) of ERISA or the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such Pension Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA; (v) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (vi) the withdrawal by any Company or any ERISA Affiliate from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability of any Company or any ERISA Affiliate pursuant to Section 4063 or 4064 of ERISA; (vii) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (viii) the imposition of liability on any Company or any ERISA Affiliate pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (ix) the complete or partial withdrawal of any Company or any ERISA Affiliate from any Multiemployer Plan (within the meaning of Sections 4203 and 4205 of ERISA) if there is any potential liability therefor, or the receipt by any Company or any ERISA Affiliate of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (x) the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; (xi) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to ERISA or a violation of Section 436 of the Code with respect to any Pension Plan; or (xii) a Foreign Plan Event.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
“Financial Officer” of any Person shall mean any of the president, chief operating officer, chief financial officer, principal accounting officer, treasurer, or controller of such Person.
“Foreign Plan” shall mean any employee pension benefit plan, fund, program, policy, arrangement, or agreement, or other similar program established, maintained or contributed to by any Company on behalf of (or for the benefit of) its employees, officers or directors employed, or otherwise engaged, outside the United States.
“Foreign Plan Event” shall mean, with respect to any Foreign Plan, (i) the existence of unfunded liabilities in excess of the amount permitted under any applicable Legal Requirement, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (ii) the failure to make the required contributions or payments, under any applicable Legal Requirement, on or before the due date for such contributions or payments, (iii) the receipt of a notice from a Governmental Authority relating to the intention to terminate such Foreign Plan or to appoint a trustee or similar official to administer such Foreign Plan, or alleging the insolvency of such Foreign Plan, or (iv) the incurrence of any liability by any Company under applicable Legal Requirements on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein.
“Foreign Subsidiary” shall mean a Subsidiary that is not a Domestic Subsidiary.
“Governmental Authority” shall mean any federal, state, local or foreign (whether civil, administrative, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality or regulatory body or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Hazardous Materials” shall mean any substances, chemicals, or wastes that are listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar regulatory intent or meaning), under any Environmental Laws, or which could give rise to liability under any Environmental Law, including but not limited to, polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs, asbestos or any asbestos-containing materials in any form or condition, lead-based paint, pesticides, radon or any other radioactive materials including any source, special nuclear or by-product material, petroleum, petroleum by-products, crude oil or any fraction thereof, toxic mold, or per- or polyfluoroalkyl substances (PFAS).
“Historical Financial Statements” shall mean (i) the Issuer’s annual report on Form 10-K containing the audited consolidated balance sheet of the Issuer and its Subsidiaries as of the last day of each of the three most recent fiscal years ended at least 90 days prior to the Closing Date and the related audited consolidated statements of income, comprehensive income, cash flows and shareholders’ equity of the Issuer and its Subsidiaries for each of the three most recent fiscal years ended at least 90 days prior to the Closing Date and (ii) the Issuer’s quarterly report on Form 10-Q containing the unaudited consolidated balance sheets and related statements of income, comprehensive income, changes in equity and cash flows of the Issuer and its Subsidiaries, covering any of the first three fiscal quarters that have ended after the most recent fiscal year covered by the audited financial statements referenced in clause (i) above and at least forty five (45) days before the Closing Date.

“Insurance Policies” shall mean the insurance policies and coverages required to be maintained by each Note Party that is an owner or lessee of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to the Indenture and all renewals and extensions thereof.
“Insurance Requirements” shall mean, collectively, all material provisions of the Insurance Policies, all material requirements of the issuer of any of the Insurance Policies and all material Orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon any Note Party that is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.
“Legal Requirements” shall mean, as to any Person, the Organizational Documents of such Person, and any treaty, law (including the common law), statute, ordinance, code, rule, regulation, license, permit, guidelines, decrees, requirement, Order or determination of an arbitrator or a court or other Governmental Authority, or other legally binding requirements, in each case would reasonably be interpreted to be applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property would reasonably be interpreted to be subject.
“Lien” shall mean, with respect to any Property, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided, that in no event shall an operating lease be deemed to constitute a Lien.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Material Adverse Effect” shall mean, any event, change or condition that, individually or in the aggregate, has had, or could reasonably be expected to have (a) a material adverse effect on the business, operations or financial condition of the Issuer and its Subsidiaries, taken as a whole, (b) a material and adverse effect on the rights and remedies of the Trustee, the Notes Collateral Agent, the Structuring Agent or the Purchasers under this Agreement or the other Transaction Documents (other than solely due to the extent of the action or inaction of the Trustee, the Notes Collateral Agent or any of the Purchasers) or (c) a material and adverse effect on the ability of the Issuer and the Guarantors to perform their payment obligations under this Agreement and the other Transaction Documents; provided that any effect on the business, operations or financial condition of the Issuer and its Subsidiaries directly resulting from the impact of the matters occurring prior to December 29, 2022 and described in the notice dated December 14, 2022 delivered by the Issuer to the First Lien Agent pursuant to Section 5.02(c) of the First Lien Credit Agreement (a copy of which is attached hereto as Exhibit C) shall be deemed not to constitute a Material Adverse Effect under clause (a) of the definition hereof; it being understood and agreed that any updates, developments or events occurring after such date relating to such matters (or prior to such date but not disclosed to the Initial Purchasers in writing prior to the Closing Date) that, individually or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on the business, operations or financial condition of the Issuer and its Subsidiaries, taken as a whole, shall constitute a Material Adverse Effect; provided, further, that (i) any effect on the business operations or financial condition of the Issuer and its Subsidiaries resulting directly from the terms of the 2024 Settlement and

(ii) any matter disclosed in the Public Filings as of the Closing Date shall be deemed not to constitute a Material Adverse Effect.
“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any Company or any ERISA Affiliate has an obligation to contribute or with respect to which any Company or ERISA Affiliate has incurred any undischarged liability or could reasonably be expected to incur any liability (whether contingent or otherwise).
“Note Documents” means this Purchase Agreement, the Notes, the Guarantees, the Indenture, the Collateral Documents and the Intercreditor Agreement.
“Note Parties” means the Issuer and the Guarantors; and “Note Party” means any one of them.
“OFAC” shall mean the Office of Foreign Asset Control of the Department of Treasury of the United States of America.
“Order” shall mean any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.
“Organizational Documents” shall mean, collectively, with respect to any Person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar constitutive documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar constitutive documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constitutive documents) of such Person, (d) in the case of any general partnership, the partnership agreement (or similar constitutive document) of such Person, (e) in any other case, the functional equivalent of the foregoing, and (f) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such Person.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Pension Plan” shall mean any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (other than a Multiemployer Plan and other than a Foreign Plan) subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA (a) which is maintained, sponsored, contributed to or required to be contributed to by any Company or any ERISA Affiliate or (b) with respect to which any Company or ERISA Affiliate has incurred any undischarged liability or could reasonably be expected to incur any liability (whether contingent or otherwise) including under Section 4062 or Section 4069 of ERISA.
“Permitted Liens” has the meaning given to such term in the Indenture.
“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, company (whether limited in liability or otherwise), partnership (whether limited in liability or otherwise) or Governmental Authority, or any other entity, in any case, whether acting in a personal, fiduciary or other capacity.
“Property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests of any Person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property, cash, securities, accounts, revenues and contract rights.

“Public Official” shall mean (i) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency, or other division; (ii) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary or medical facility; (iii) any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; (iv) any person acting in an official capacity for any government or government entity, enterprise, or organization identified above; and (v) any political party, party official or candidate for political office.
“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other Property and rights incidental to the ownership, lease or operation thereof.
“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Person” shall mean, with respect to any Person, each Affiliate of such Person and each of the officers, directors, partners, trustees, employees, affiliates, shareholders, Advisors, agents, administrators, managers, representatives, attorneys-in-fact and controlling persons of each of the foregoing.
“Release” shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, depositing, dispersing, migrating, dumping or disposing in, on, into, through or from the Environment or any Real Property (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).
“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(25) or any other applicable Environmental Law, or (b) all other actions required pursuant to Environmental Law to (i) clean up, remove, treat, abate, monitor or in any other way address any Release or presence of Hazardous Materials at, in, on, under or from any Real Property, or otherwise in the Environment, (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material, or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.
“Responsible Officer” of any Person shall mean any executive officer, any executive vice president or Financial Officer of such Person.

“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions (for the avoidance of doubt, as of the date of this Agreement, Sanctioned Countries are Crimea, the non-government controlled areas of Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic of Ukraine, the so-called Luhansk People’s Republic of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” shall mean, at any time, any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state or the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person 50% or more owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons as described in the foregoing clauses (a) (b), or (c).
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or the United Kingdom (including His Majesty’s Treasury).
“Security Agreement Collateral” shall mean all Property in which a security interest is granted or purported to be granted to the Notes Collateral Agent pursuant to the Security Agreement.
“Solvent” means, with respect to any Person, that as of the date of determination such Person and its Subsidiaries (a) have property with fair value greater than the total amount of their debts and liabilities, contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated or otherwise, (b) have assets with present fair salable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (c) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital. For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Structuring Agent” means Jermyn Street Capital LLC, in its capacity as structuring agent for the Transactions.
“Structuring Agent Letter” means that certain amended and restated letter agreement dated as of September 13, 2024 between the Issuer and the Structuring Agent.
“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (b) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the

Board of Directors (or similar governing body) thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (c) any partnership (i) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (ii) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (d) any other Person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of the Issuer.
“Tax Returns” shall mean all returns, statements, filings, attachments and other documents or certifications filed or required to be filed in respect of Taxes.
“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, fees, deductions, withholdings (including backup withholding) or other similar charges, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing.
“Transaction Documents” means, collectively, the Note Documents, the Structuring Fee Letter, the Warrants and the Registration Rights Agreement.
“Transaction Expenses” means all fees, costs and expenses incurred or payable by the Issuer or any of its Subsidiaries in connection with the Transactions.
“Transactions” means, collectively, (a) the execution, delivery and performance of the Transaction Documents to be entered into on the Closing Date and the Structuring Fee Letter, (b) the issuance and sale of the Debt Securities and Warrants, (c) the execution, delivery and performance of the First Lien Amendment and (d) the payment of the Transaction Expenses.
5.Representations and Warranties of the Issuer and the Guarantors. As of the date hereof and as of the Closing Date, the Issuer and each of the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that:
(a)Existence, Qualification and Power.  Each Company (a) is duly incorporated or organized and validly existing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to own, lease and operate its Property and (c) is registered, qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so register, qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect.
(b)Power and Authority. The Issuer and each of the Guarantors has full right, power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its respective obligations hereunder and thereunder, including granting the Liens and security interests to be granted by it pursuant to the Indenture and the Collateral Documents.
(c)No Violation or Default. There is no existing default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder. Neither the Issuer nor any of its Subsidiaries is (i) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound or to which any of the Property of the Issuer or any of its Subsidiaries is subject or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (ii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(d)No Consents; No Conflicts. The execution, delivery and performance by the Note Parties of the Transaction Documents to which they are a party, the issuance and sale of the Debt Securities and the Warrants, the granting of a second lien security interest in the Collateral and the consummation of the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect or maintain the perfection or priority of the Liens created by the Collateral Documents, (iii) such as may be required under state “blue sky laws” or under federal securities laws in connection with the registration under the Securities Act of the shares of Common Stock underlying the Warrants pursuant to the Registration Rights Agreement and (iv) consents, approvals, registrations, filings, permits or actions, which the failure to obtain or perform would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate or result in a default or require any consent or approval under, (x) after giving effect to the First Lien Amendment, any indenture, agreement, or other instrument binding upon any Company or its Property or to which any Company or its Property is subject, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect or (y) any Organizational Document of any Company, (d) will not violate any Legal Requirement in any material respect, and (e) after giving effect to the First Lien Amendment, will not result in the creation or imposition of any Lien on any Property of any Company, other than the Liens created by the Collateral Documents.
(e)Financial Statements; No Material Adverse Effect.
(i)The Issuer has heretofore delivered to the Initial Purchasers the Historical Financial Statements, in the case of the financials described in clause (i) of the definition thereof, audited by and accompanied by the unqualified opinion of Ernst & Young LLP, independent public accountants. Such financial statements have been prepared in accordance with GAAP consistently applied throughout the applicable period covered thereby and present fairly and accurately, in all material respects, the financial condition and results of operations and cash flows of the entities specified therein as of the dates and for the periods to which they relate (subject to year-end audit adjustments and the absence of footnote disclosures). No Company has any material liabilities of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise except as reflected in such financial statements and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.
(ii)Since December 31, 2023, there has been no event, change, circumstance, condition, development or occurrence that has had, or would reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.
(f)Properties.

(i)Each Company has good, valid and marketable fee simple title to, or valid leasehold interests in, all its Property (including the Mortgaged Properties), free and clear of all Liens except for Permitted Liens. The Property of the Companies, individually and in the aggregate, (i) is in good operating order, condition and repair (ordinary wear and tear and Casualty Events excepted), and (ii) constitutes all of the Property which is required for the business and operations of the Companies as presently conducted.
(ii)As of the Closing Date, Schedule 5(f)(ii) contains a true and complete list of each ownership and leasehold interest in Real Property (x) owned by any Note Party and describes the type of interest therein held by such Note Party, the common street address, and the name of the Note Party that owns such Real Property and (y) leased, subleased, licensed or otherwise occupied or utilized by any Note Party, as lessee, sublessee, franchisee or licensee, the name of the Note Party that leases such Real Property, a description of the lease, sublease, license, use or occupancy agreement pursuant to which such rights have been granted, and the parties to such agreement (collectively, the “Real Property Leases”). Each Real Property Lease is in full force and effect and constitutes a legal, valid and binding obligation on the applicable Note Party which is a party to it, enforceable in accordance with its terms. No Note Party, nor to the Issuer’s knowledge any other party, is in breach or default under such Real Property Lease and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under such Real Property Lease, and no Note Party nor any Company has subleased, licensed, or otherwise granted to any Person the right to use or occupy any Real Property.
(iii)No Mortgage encumbers Real Property on which a “Building” (as defined in 12 C.F.R. Chapter III, Section 339.2) is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained and is in full force and effect as required by the Note Documents.
(iv)Each Company owns or has rights to use all of its property and all rights with respect to any of the foregoing which are required for the business and operations of the Companies as presently conducted. The use by each Company of its property and all such rights with respect to the foregoing do not infringe on the rights or other interests of any Person. No claim has been made and remains outstanding that any Company’s use of any of its property does or may violate the rights of any third party. The present uses of the Real Property and the current operations of each Company’s business do not violate in any material respect any provision of any applicable building codes, subdivision regulations, fire regulations, health regulations or building and zoning by-laws.
(v)There is no pending or threatened condemnation or eminent domain proceeding with respect to, or that could affect, any of the Real Property of any Company.
(vi)Each parcel of Real Property is taxed as a separate tax lot and is currently being used in a manner that is consistent with and in compliance in all material respects with the property classification assigned to it for real estate tax assessment purposes.

(vii)No Company is obligated under, or a party to, any option, right of first refusal or other contractual right to sell, assign or dispose of any Real Property or any portion thereof or interest therein.
(viii)Other than as set forth on Schedule 5(f)(viii), there are no leases, subleases, licenses or other use or occupancy agreements granting any other Person the right to the possession, use or occupancy of any portion of the Real Property.
(ix)All buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof included in the Real Property (the “Improvements”) are in good condition and repair (reasonable wear and tear excepted) and sufficient for the operation of the Companies’ business. To the knowledge of the Note Parties, there are no material structural deficiencies or latent defects affecting any of the Improvements and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the Companies’ business.
(g)Intellectual Property. (x) Each Company owns or is licensed to use, free and clear of all Liens (other than Permitted Liens), patents, copyrights, trademarks, service marks, trade dress, trade names, domain names trade secrets, confidential information, proprietary information, inventions, databases, software, formulae, works of authorship, know-how, processes, and other intellectual property (collectively, the “Intellectual Property”) used in the conduct of the business of such Company as currently conducted and (y) no actions, suits, claims, disputes, or proceedings are pending, or to the knowledge of such Note Party are threatened, (i) alleging that any Company infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of any third-party, or (ii) challenging the validity, enforceability, registration, or ownership of any Intellectual Property owned any Company, and such Note Party is not aware of any facts or circumstances that would reasonably form the basis of any such actions, suits, claims, disputes, or proceedings, except in each case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(h)Equity Interests and Subsidiaries.
(i)As of the Closing Date (except as noted below), the authorized capital stock of the Issuer consists of 75,000,000 shares divided into:
(A)74,000,000 shares of Common Stock, of which (A) 26,008,036 shares are issued and outstanding, (B) 0 shares are held in the Issuer’s treasury, (C) 4,193,919 shares have previously been reserved and are allocated to certain employees and service providers of the Issuer or its Subsidiaries pursuant to the Issuer’s equity based plans, (D) 0 shares have previously been reserved and are allocated for issuance upon the exercise of warrants (other than the Warrants), (E) 4,146,250 shares shall be reserved for issuance upon the exercise of the Warrants and (F) pro forma for the Exchange, 2,859,299 shares remain reserved for issuance upon conversion of the Convertible Bonds; and
(B)1,000,000 shares of preferred stock, none of which are issued and outstanding.
(ii)Except for the Warrants, this Agreement and as set forth above, as of the Closing Date there are no outstanding (x) subscriptions, options, warrants, puts, calls, exchangeable or convertible equity or debt securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which the Issuer is a party obligating the Issuer to issue, transfer or sell any shares or other equity interests of the Issuer or securities convertible into or exchangeable for such shares or equity interests of the Issuer, or (y) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities, rights or units that are derivatives of, any capital stock of the Issuer.
(iii)As of the Closing Date (x) there are no outstanding obligations of the Issuer or any of its Subsidiaries to repurchase, redeem, retire or otherwise acquire any outstanding securities or interests of any type referred to in clause (i) or (ii) above and (y) there are no voting trusts, shareholder agreements, pooling agreements, proxies or other contracts in effect with respect to the voting or transfer of any Equity Interests of the Issuer.
(iv)Schedule 5(h)(iv) sets forth a list of (x) each Company and its jurisdiction of incorporation or organization as of the Closing Date and (y) the number of each class of the Equity Interests of each Subsidiary outstanding on the Closing Date.
(v)All Equity Interests of each Company are duly and validly issued and are fully paid and non-assessable (as applicable). Each Note Party is the record and beneficial owner of, and has good title to, the Equity Interests pledged (or purporting to be pledged) by it under the Collateral Documents, free of any and all Liens, rights or claims of other Persons, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or Property that is convertible into, or that requires the issuance or sale of, any such Equity Interests (or any economic of voting interests therein).
(vi)Other than as required by foreign Legal Requirements with respect to the Equity Interests in any Foreign Subsidiary, no consent of any Person including any general or limited partner, any other member or manager of a limited liability company, any shareholder or any other trust beneficiary is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or second priority status (or the maintenance thereof) of the security interest of the Notes Collateral Agent in any Equity Interests pledged to the Notes Collateral Agent under the Collateral Documents or the exercise by the Notes Collateral Agent or any other Secured Party (as defined in the Indenture) of the voting or other rights provided for in the Collateral Documents or the exercise of remedies in respect of such Equity Interests.
(i)Litigation; Compliance with Laws.
(i)There are no actions, suits, claims, disputes, proceedings or, to the knowledge of any Note Party, investigations at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Note Party, threatened against or affecting any Company or any business, Property or rights of any Company that purport to affect or (x) involve any Transaction Document or any of the Transactions or (y) have resulted in, or, individually or in the aggregate, would reasonably be expected to result in, a Material Adverse Effect.
(ii)No Company or any of its Property is in (x) violation of, nor will the continued operation of its Property or business as currently conducted violate, any Legal Requirements (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company’s Real Property or (y) default with respect to any Order, where such violation or default contemplated under subclause (x) or (y)

would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(j)Federal Reserve Regulations.
(i)No Company is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.
(ii)Neither the issuance, sale and delivery of the Notes and the Warrants nor the application of the proceeds thereof by the Issuer as described in Section 3 will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors. The pledge of the Securities Collateral (as defined in the Security Agreement) pursuant to the Security Agreement does not violate such regulations.
(k)Investment Company Act. No Company is, and after giving effect to the offering and sale of the Notes and the Warrants and the application of the proceeds thereof as described in Section 3, no Company will be, an “investment company” or a Company “controlled” by an “investment company”, as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
(l)Use of Proceeds. The Issuer will use the proceeds from the issuance and sale of the Purchaser Notes and the Purchaser Warrants solely for the purposes set forth in Section 3.
(m)Taxes. Each Company has (A) timely filed or caused to be timely filed all U.S. federal and state income Tax Returns and all other material Tax Returns required to have been filed by it and (B) duly and timely paid or caused to be duly and timely paid all U.S. federal and state income Taxes and all other material Taxes (whether or not shown on any Tax Return) due and payable by it, including in its capacity as a withholding agent, and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. There is no material action, suit, proceeding, investigation, audit, assessment, deficiency or other claim now pending by any taxing authority regarding any Taxes relating to any Company, except to the extent that (i) the validity or amount thereof is currently being contested in good faith by appropriate proceedings timely instituted and diligently conducted and (ii) the applicable entity has set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP. No Note Party is a party to any Tax sharing or similar agreement with any Person that is not a Note Party.
(n)No Material Misstatements. On the Closing Date the reports, financial statements, certificates and other written information furnished (other than the Projections, forecasts and other forward-looking information, budgets, estimates and information of a general economic or industry-specific nature) by or on behalf of any Company to any Purchaser or the Structuring Agent in connection with the transactions contemplated hereby and the negotiation of this Agreement and the other Transaction Documents or delivered hereunder or under any other Transaction Document (as modified or supplemented by other information so furnished) are complete and correct in all material respects and do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.
(o)Labor Matters. There are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of the Note Parties, threatened that have resulted in, or could reasonably be expected to result in, a Material Adverse Effect. To the knowledge of the Note Parties, the hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Legal Requirement dealing with such matters in any manner that has resulted in, or would reasonably be expected to result in, a material liability to any Company. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company, except to the extent that the failure to do so has not resulted in, and would not reasonably be expected to result in, a material liability to any Company. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.
(p)Solvency. On the Closing Date immediately after giving effect to the Transactions, the Issuer and its Subsidiaries (on a consolidated basis) are Solvent.
(q)Employee Benefit Plans.
(i)(x) Each Employee Benefit Plan complies and is operated and maintained in compliance with all applicable Legal Requirements, including all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and (y) each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service or can rely upon an advisory or opinion letter issued by the Internal Revenue Service and nothing has occurred which would prevent, or reasonably be expected to cause the loss of, such qualification.
(ii)Except as could not reasonably be expected to result in a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.
(iii)The Companies have no knowledge of any actions, suits or claims pending or threatened with respect to, against or involving an Employee Benefit Plan (other than routine claims for benefits) which would reasonably be expected to be asserted successfully against any Employee Benefit Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect.
(iv)The Companies and, to the knowledge of the Note Parties, each ERISA Affiliate, have made all material contributions to or under each Employee Benefit Plan and Multiemployer Plan required by law within the applicable time limits described thereby, the terms of such Employee Benefit Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to an Employee Benefit Plan or Multiemployer Plan save where any failure to comply, individually or in the aggregate, would not result in a material liability to the Companies.
(v)Except as would not reasonably be expected to result in a Material Adverse Effect, each Foreign Plan has been maintained in compliance with its terms and with the requirements of all Legal Requirements and has been maintained, where required, in good standing with applicable Governmental Authorities. All contributions required to be made with respect to a Foreign Plan have been timely made. None of the Companies have incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Plan.

(r)Environmental Matters. Except as would not reasonably be expected to result in a Material Adverse Effect:
(i)the Companies and their businesses, operations and Real Property are and have at all times during the Companies’ ownership or lease thereof been in compliance with, and the Companies have no liability under, any applicable Environmental Law, and the Note Parties reasonably believe that compliance with any Environmental Law that is or is expected to become applicable to the Companies and their businesses will be timely attained and maintained without material expense;
(ii)the Companies have obtained, maintained in good standing and are in compliance with all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their Real Property. No material expenditures or operational adjustments are reasonably anticipated to be required to remain in compliance with the terms and conditions of, or to renew or modify, such Environmental Permits;
(iii)there has been no Release or threatened Release or any handling, management, generation, treatment, transport, storage or disposal of Hazardous Materials on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by any of the Companies or their predecessors in interest or, to the knowledge of the Note Parties, at, on, under or from any other location (including, without limitation, any location to which Hazardous Materials have been sent for re-use, recycling, treatment, storage, or disposal), that has resulted in, or is reasonably likely to result in, either liability or obligations of the Companies under Environmental Law, assertion of an Environmental Claim against the Companies, interfere with any of the Companies’ businesses and operations, or impair the fair saleable value of any Real Property;
(iv)there is no Environmental Claim pending or, to the knowledge of the Note Parties, threatened in writing against any of the Companies, or relating to the Real Property currently or formerly owned, leased or operated by any of the Companies or relating to the operations of the Companies (including, for the avoidance of doubt, any request for information under CERCLA or other Environmental Laws), and, to the knowledge of the Note Parties, there are no actions, activities, circumstances, conditions, events or incidents that are reasonably likely to form the basis of such an Environmental Claim;
(v)the Companies are not subject to any pending or outstanding Order or agreement pursuant to which any Company is subject to any material liabilities or obligations under Environmental Law;
(vi)no Person with an indemnity, contribution or other obligation to any of the Companies relating to compliance with or liability under Environmental Law is in default with respect to any such indemnity, contribution or other obligation, and the Companies have not assumed or retained, by contract or operation of law, any liability arising under Environmental Law of any kind, whether fixed or contingent, known or unknown; and
(vii)the Companies have made available to the Initial Purchasers and the Structuring Agent all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Companies concerning compliance with or liability or obligation under Environmental Law, including those concerning the environmental condition of the Real

Property or the existence of Hazardous Materials at Real Property or facilities currently or formerly owned, operated, leased or used by any of the Companies.
(s)Insurance. Schedule 5(s) sets forth a description in reasonable detail of all insurance maintained by each Note Party as of the Closing Date. All insurance maintained by the Companies is in full force and effect, all premiums due have been duly paid, no Company has received notice of violation or cancellation thereof, the Real Property, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no default under any Insurance Requirement. Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.
(t)Sanctions.
(i)None of the Issuer, any Subsidiary or any of their respective directors, officers, employees, or agents that act in any capacity with respect to the Notes or the Warrants issued hereby is, or has been within the past five years, (i) a Sanctioned Person, (ii) involved in any transactions or dealings with or involving a Sanctioned Country or Sanctioned Person, (iii) the subject of or otherwise involved in investigations or enforcement actions by any Governmental Authority or other legal proceedings with respect to any actual or alleged violations of Sanctions, or (iv) engaged in a transaction, dealing, or activity that might reasonably be expected to cause such Person to become a Sanctioned Person.
(ii)The Issuer, its Subsidiaries, and their respective directors, officers, employees, and agents that act in any capacity in connection with the Notes or the Warrants issued hereby, are, and have been throughout the past five years, in compliance with applicable Sanctions.
(iii)The Issuer will maintain in effect and enforce policies and procedures designed to ensure compliance by the Issuer, its Subsidiaries, and their respective directors, officers, employees and agents with applicable Sanctions.
(iv)The Issuer shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Purchaser Notes or the Purchaser Warrants (a) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
(u)Anti-Terrorism Laws.
(i)No Company and, to the knowledge of the Note Parties, none of their respective Affiliates is in violation of any Legal Requirements relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the USA PATRIOT Improvement and Reauthorization Act, Public Law 109-177 (March 9, 2006), as amended (the “Patriot Act”).
(ii)No Company and, to the knowledge of the Note Parties, no broker or other agent of any Company acting in any capacity in connection with the Notes or the Warrants conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person or Sanctioned Country.

(v)Anti-Corruption. Except as disclosed in the Public Filings:
(i)none of the Issuer or its Subsidiaries nor any Affiliate, director, officer, employee of the Issuer or its Subsidiaries or Affiliates, or any Person acting on behalf of the Issuer or its Subsidiaries or Affiliates has: (x) taken any action in violation of any Legal Requirements relating to any applicable anti-corruption law, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd-1 et seq.), the UK Bribery Act 2010, and laws and regulations implementing the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions or the UN Convention against Corruption (collectively, “Anti-Corruption Laws”); or (y) corruptly offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Person, including any Public Official for purposes of (A) influencing any act or decision of any Person, including any Public Official in an official capacity; (B) inducing such Public Official to do or omit to do any act in violation of a lawful duty; (C) securing any improper advantage; or (D) inducing such Public Official to use his or her influence with a government, government entity, commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary or medical facilities), in order to assist the business or any party related in any way to the business, in obtaining or retaining business.
(ii)The Issuer and its Subsidiaries and Affiliates have implemented and maintain policies and procedures designed to ensure compliance with Anti-Corruption Laws.
(iii)There have not been, and are not pending or, to the knowledge of the Note Parties, threatened, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions, involving the Note Parties in any way relating to this Section 5(v).
(w)Animal Welfare Laws. Other than with respect to any matters disclosed in writing to the Initial Purchasers and the Structuring Agent prior to the Closing Date, none of the Issuer, its Subsidiaries or any of their respective Affiliates, nor any of their respective directors, officers or employees, have, to the knowledge (after due inquiry of Responsible Officers of such Persons who should or could reasonably be expected to know or so inquire (the “Relevant Responsible Officers”)) of the Note Parties, violated any Animal Welfare Laws in any material respect as reasonably determined in the good faith judgment of the Relevant Responsible Officers of the Notes Parties.
(x)Cybersecurity; Data Protection. The Issuer’s and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Issuer and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Issuer and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses, and to the knowledge of the Issuer there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other Person, nor any incidents under internal review or investigations relating to the same. The Issuer and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation
(y)Restrictions on Subsidiaries. No Subsidiary of the Issuer is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Issuer, from making any other distribution on such Subsidiary’s capital stock or similar ownership interest, from repaying to the Issuer any loans or advances to such Subsidiary from the Issuer or from transferring any of such Subsidiary’s properties or assets to the Issuer or any other Subsidiary of the Issuer, except for any such restrictions that will be permitted by the Indenture.
(z)The Indenture. The Indenture has been duly authorized by the Issuer and each of the Guarantors and on the Closing Date will be duly executed and delivered by the Issuer and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer and each of the Guarantors enforceable against the Issuer and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting or relating to the enforcement of creditors’ rights generally or by equitable principles relating to enforceability whether considered in a proceeding at law or in equity (collectively, the “Enforceability Exceptions”).
(aa)The Notes and the Guarantees. The Notes have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Guarantees have been duly authorized by each of the Guarantors and, when the Indenture and the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and the Notes are paid for as provided herein, will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions.
(ab)Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer and each of the Guarantors. This Agreement constitutes a valid and legally binding agreement of the Issuer and each of the Guarantors enforceable against the Issuer and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.
(ac)The Collateral Documents. Each of the Collateral Documents to be entered into as of the Closing Date (or, with respect to the Mortgages, after the Closing Date in accordance with the Indenture)

has been duly authorized by the Issuer and the Guarantors, to the extent a party thereto, and when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of the Issuer and the Guarantors, to the extent a party thereto, enforceable against the Issuer and the Guarantors, to the extent a party thereto, in accordance with its terms, subject to the Enforceability Exceptions. The Security Agreement, when executed and delivered, will be effective to create in favor of the Notes Collateral Agent, for the benefit of the holders of the Notes, a legal, valid, binding and enforceable second-priority security interest in the Security Agreement Collateral described therein and the proceeds and products thereof and, when (i) financing statements in appropriate form are filed in the offices specified in Schedule 9 to the Security Agreement and (ii) upon the taking of possession or control by the Notes Collateral Agent (or, if applicable, the Collateral Agent (as defined in the First Lien Credit Agreement) in accordance with the Intercreditor Agreement) of the Security Agreement Collateral with respect to which a second-priority security interest may be perfected only by possession or control (which possession or control shall be given to the Notes Collateral Agent to the extent possession or control by the Notes Collateral Agent (or, if applicable, the Collateral Agent (as defined in the First Lien Credit Agreement) in accordance with the Intercreditor Agreement) is required by the applicable Collateral Document), the Liens created by the Security Agreement shall constitute fully perfected second-priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than (A) Intellectual Property which constitutes Collateral, except to the extent that the filing of a financing statement is sufficient to perfect a Lien in such Intellectual Property, and (B) such Security Agreement Collateral in which a security interest cannot be perfected under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction by (x) the filing of the financing statements referred to in clause (i) of this Section 5(cc) or (y) the taking of possession or control to the extent required by the applicable Collateral Document), in each case subject to no Liens other than Permitted Liens. When (i) financing statements in appropriate form are filed in the offices specified in Schedule 9 to the Security Agreement, and (ii) with respect to United States registered copyrights, United States patents and patent applications, and United States registered trademarks and trademark applications, when the Security Agreement or one or more of the Intellectual Property Security Agreements is filed in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, the Liens created by such Security Agreement shall constitute in the United States fully perfected second priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Intellectual Property which constitutes Collateral, in each case, if and to the extent a security interest in such Collateral can be perfected by such filings. Upon execution and delivery, the Mortgages will be effective to grant a legal, valid and enforceable second-priority mortgage lien or security title and security interest on all of the mortgagor’s right, title and interest in the Mortgaged Properties and fixtures described therein (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law). When the Mortgages are duly recorded in the proper recorders’ offices or appropriate public records and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law, applicable to the recording of real estate mortgages generally, each such Mortgage shall constitute a validly perfected and enforceable second-priority lien or security title and security interest in the related Mortgaged Property and fixtures described therein constituting Collateral for the benefit of the Notes Collateral Agent and each holder of the Notes, subject only to Permitted Liens.
Notwithstanding anything herein or in any other Transaction Document to the contrary, none of the Issuer or any Guarantor makes any representation or warranty as to (1) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Notes Collateral Agent or the holders of the Notes with respect thereto, under foreign Law, (2) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Indenture or the Collateral Documents, or (3) any loss of perfection that results from the failure of the Notes Collateral Agent or the First Lien Agent to maintain possession of Collateral actually delivered to it and pledged under the Collateral Documents or to file Uniform Commercial Code amendments relating to a Note Party’s change of name or jurisdiction of formation (solely to the extent that (x) the Issuer provides the Notes Collateral Agent written notice thereof in accordance with the Transaction Documents and (y) the Notes Collateral Agent and the Issuer have agreed that the Notes Collateral Agent will be responsible for filing such amendments) and Uniform Commercial Code continuation statements.
(ad)Intercreditor Agreement. The Intercreditor Agreement has been duly authorized by the Issuer and each of the Guarantors, and on the Closing Date, the Intercreditor Agreement will be duly executed and delivered by the Issuer and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer and each of the Guarantors, enforceable against the Issuer and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.
(ae)First Lien Amendment. On the Closing Date, the First Lien Amendment will have been duly authorized, executed and delivered by the Issuer and each of the Guarantors and will constitute a valid and legally binding agreement of the Issuer and each of the Guarantors, enforceable against the Issuer and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.
(af)Warrants. All corporate action on the part of the Issuer necessary for the authorization, issuance, and sale of the Purchaser Warrants being sold under this Agreement, the issuance of the Structuring Agent Warrants pursuant to the Structuring Agent Letter and of the shares of Common Stock issuable upon exercise of the Warrants, has been taken by the Issuer, and on the Closing Date the Warrants will be duly executed and delivered by the Issuer and will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions. No other corporate action or proceeding on the part of the Issuer is necessary for the authorization, issuance, and sale of the Purchaser Warrants being sold under this Agreement, the issuance of the Structuring Agent Warrants pursuant to the Structuring Agent Letter and of the shares of Common Stock issuable upon exercise of the Warrants. The (x) Purchaser Warrants have been duly authorized and, when issued, sold and delivered for the consideration set forth in this Agreement, in each case in the manner provided for in, and in compliance with the provisions of, this Agreement and (y) Structuring Agent Warrants have been duly authorized and, when issued and delivered pursuant to the Structuring Agent Letter, in each case, (A) shall be free and clear of any and all liens, security interests, options, claims, encumbrances or restrictions, except for such restrictions as expressly set forth in this Agreement or in the Warrants or otherwise imposed by applicable federal or state securities laws, and shall vest in (I) each Initial Purchaser good title with respect to such Initial Purchaser’s Purchaser Warrants and (II) the Structuring Agent good title with respect to the Structuring Agent Warrants, (B) shall have been duly authorized and validly issued, (C) assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 1(c), shall have been issued in compliance with all applicable federal and state securities laws and (D) shall not have been issued in violation of, or be subject to, any preemptive rights. The maximum number of shares of Common Stock initially issuable upon the exercise of the Warrants has been duly authorized and reserved for issuance by all necessary corporate action and, upon exercise of the Warrants and payment of the applicable exercise price in accordance with the terms thereof, shall, upon their issuance, (i) be free and clear of any and all liens, security interests, options, claims, encumbrances or restrictions, except for such restrictions as expressly set forth in this Agreement or otherwise imposed by applicable federal or state securities laws, and shall vest in (I) each Initial Purchaser good title with respect to such Initial Purchaser’s Common Stock and (II) the Structuring Agent good title with respect to the Structuring Agent Warrants, (ii) be validly issued, fully paid, and non-assessable, (iii) assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 1(c), have been issued in compliance with all applicable federal and state securities laws and (iv) shall not have been issued in violation of, or be subject to, any preemptive rights.
(ag)Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Issuer and on the Closing Date will be duly executed and delivered by the Issuer and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.
(ah)Disclosure Controls. The Issuer has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Issuer, including its consolidated subsidiaries, is made known to the Issuer’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Issuer for effectiveness as of the end of the Issuer’s most recent fiscal quarter; and (iii) other than as otherwise disclosed in the Public Filings, are effective in all material respects to perform the functions for which they were established. Other than as otherwise disclosed in the Public Filings, since the end of the Issuer’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Issuer’s internal control over financial reporting (whether or not remediated) and no change in the Issuer’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Issuer’s internal control over financial reporting. The Issuer is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Issuer’s internal control over financial reporting.
(ai)Accounting Controls. The Issuer and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(aj)Rule 144A Eligibility. On the Closing Date, the Debt Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system.
(ak)No Integration. Neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Debt Securities or the Warrants in a manner that would require registration of the Debt Securities or the Warrants under the Securities Act.

(al)No General Solicitation or Directed Selling Efforts. None of the Issuer or any of its affiliates or any other Person acting on its or their behalf has (i) solicited offers for, or offered or sold, the Debt Securities or the Warrants by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such Persons have complied with the offering restriction requirement of Regulation S.
(am)Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(c), (i) the offer and sale of the Purchaser Notes and the Purchaser Warrants by the Issuer to the Initial Purchasers pursuant to this Agreement and the offer and sale of the Structuring Agent Notes and the Structuring Agent Warrants by the Issuer to the Structuring Agent pursuant to the Structuring Agent Letter will, in each case, be exempt from the registration requirements of the Securities Act, and (ii) it is not necessary, in connection with the issuance and sale of the Debt Securities to the Initial Purchasers, to qualify the Indenture under the Trust Indenture Act.
(an)Sarbanes-Oxley Act. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
6.Further Agreements of the Issuer and the Guarantors. The Issuer and the Guarantors hereby jointly and severally covenant and agree with each Purchaser and the Structuring Agent that:
(a)DTC. The Issuer and the Guarantors will assist the Initial Purchasers in arranging for the Debt Securities to be eligible for clearance and settlement through DTC.
(b)No Integration. Neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Debt Securities or the Warrants in a manner that would require registration of the Debt Securities or the Warrants under the Securities Act.
(c)No General Solicitation or Directed Selling Efforts. None of the Issuer or any of its affiliates or any other Person acting on their behalf will (i) solicit offers for, or offer or sell, the Debt Securities or the Warrants by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such Persons will comply with the offering restrictions requirement of Regulation S.
(d)Restrictive Notations. Each register and book-entry for the Notes shall (except to the extent such securities have been registered under the Securities Act) contain a notation in substantially the following form (in addition to any legends or notations required under applicable securities laws):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE

HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) (A “QIB”), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) OR (C) IT IS AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), (7), (8), (9) OR (12) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT) THAT IS NOT A QIB (AN “ACCREDITED INVESTOR”) AND (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (OTHER THAN PURSUANT TO RULE 144), SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER.

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ``CODE''), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE.

Holders may obtain information regarding the amount of OID, the issue price, the issue date, and the yield
to maturity relating to the notes by contacting Inotiv, Inc., 8520 Allison Pointe Blvd #400, Indianapolis, IN     46250; Attention: Beth Taylor, Chief Financial Officer.
In addition, the certificates evidencing the Warrants and the Common Stock issuable upon exercise of the Warrants shall (except to the extent such securities have been registered under the Securities Act, whether pursuant to the Registration Rights Agreement or otherwise) contain a notation in substantially the following form (in addition to any legends or notations required under applicable securities laws):
THESE WARRANTS AND ANY SHARES ACQUIRED UPON THE EXERCISE HEREOF WERE ISSUED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE WARRANTS AND SUCH SHARES

AND ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE WARRANTS AND SUCH SHARES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT CERTIFICATE, AND NO TRANSFER OF THESE WARRANTS OR SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.
(e)    Security Interest Perfection. Subject to the Intercreditor Agreement, the Issuer and the Guarantors shall (i) complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of security interests in the Collateral as and to the extent required by the Indenture and the Collateral Documents and (ii) take all actions necessary to maintain such security interests and to perfect security interests in any Collateral acquired after the Closing Date to the extent and in the manner provided for in the Indenture and the Collateral Documents.
7.Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase the Purchaser Notes and Purchaser Warrants on the Closing Date as provided herein is subject to the performance by the Issuer and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:
(a)Representations and Warranties. The respective representations and warranties of the Issuer and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date (or such other date specified in a representation or warranty) in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects); and the statements of the Issuer and the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date (or such other date specified in a representation or warranty) in all material respects (except for those statements that are qualified by materiality or material adverse effect, which shall be true and correct in all respects); and the Issuer and each Guarantor shall have performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.
(b)No Material Adverse Change. No event or condition of a type described in Section 5(e)(ii) hereof shall have occurred or shall exist, the effect of which in the judgment of the Initial Purchasers or the Structuring Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Purchaser Notes and the Purchaser Warrants on the terms and in the manner contemplated by this Agreement.
(c)Officer’s Certificate. The Initial Purchasers and the Structuring Agent shall have received on and as of the Closing Date a certificate of an executive officer of the Issuer and each Guarantor who has specific knowledge of the Issuer’s or such Guarantor’s financial matters (i) confirming that the representations and warranties of the Issuer and the Guarantors in this Agreement are true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) and that the Issuer and the Guarantors have complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied hereunder at or prior to the Closing Date and (ii) to the effect set forth in paragraph (c) above.

(d)Opinion of Counsel for the Issuer and the Guarantors. Each of (i) Ropes & Gray LLP, counsel for the Issuer and the Guarantors, (ii) Ice Miller LLP, Indiana local counsel for the Issuer and certain of the Guarantors and (iii) McGuire Woods LLP, Texas, North Carolina and Pennsylvania local counsel for certain of the Guarantors, shall have furnished to the Initial Purchasers and the Structuring Agent, at the request of the Issuer, their respective written opinions, dated as of the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers and the Structuring Agent.
(e)No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Debt Securities or the Warrants; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Debt Securities or the Warrants.
(f)Secretary’s Certificate. The Initial Purchasers and the Structuring Agent shall have received a certificate of a secretary, an assistant secretary or any other authorized officer of the Issuer and each Guarantor dated as of the Closing Date and certifying as to (i) each Organizational Document of the Issuer and each Guarantor certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the authorized officers of the Issuer and each Guarantor, and (iii) copies of resolutions of the Board of Directors of the Issuer and each Guarantor approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and the issuance and sale of the Purchaser Notes and the Purchaser Warrants, certified as of the Closing Date as being in full force and effect without modification or amendment.
(g)DTC. The Debt Securities shall be eligible for clearance and settlement through DTC.
(h)Indenture and Debt Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of each of the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent, and the Debt Securities shall have been duly executed and delivered by a duly authorized officer of the Issuer and duly authenticated by the Trustee.
(i)Security Documents. The Issuer and the Guarantors shall have executed and delivered to the Initial Purchasers and the Structuring Agent a perfection certificate dated as of the Closing Date (the “Perfection Certificate”) in form and substance reasonably satisfactory to the Initial Purchasers and the Structuring Agent. Except as otherwise provided for in the Collateral Documents, the Indenture or the other documents entered into in connection with to the Transactions, on the Closing Date, the Initial Purchasers, the Structuring Agent and the Notes Collateral Agent shall have received executed copies of the Collateral Documents and other certificates, agreements or instruments necessary to create a valid security interest in favor of the Notes Collateral Agent, for its benefit and the benefit of the Trustee and the holders of the Notes, in all of the Security Agreement Collateral substantially in form and substance reasonably satisfactory to the Initial Purchasers and the Structuring Agent, together with, subject to the requirements of the Intercreditor Agreement and the Collateral Documents, stock certificates and promissory notes required to be delivered pursuant to the Collateral Documents, in each case accompanied by instruments of transfer and stock powers undated and endorsed in blank (for the avoidance of doubt, the requirement under this clause (j) to deliver possessory collateral and related instruments of transfer shall be deemed satisfied by delivery of such possessory collateral and instruments of transfer on or prior to the Closing Date to the First Lien Agent as bailee on behalf of the Notes

Collateral Agent in compliance with the Intercreditor Agreement), Uniform Commercial Code financing statements in appropriate form for filing, filings with the United States Patent and Trademark Office and United States Copyright Office in appropriate form for filing where applicable and each such document, instrument or filing shall, unless expressly not required by the Indenture or the Collateral Documents, be executed, filed and/or recorded by the Issuer and the applicable Guarantor, as applicable, and each such document shall be in full force and effect. The Initial Purchasers and the Structuring Agent shall also have received on or prior to the Closing Date copies of Uniform Commercial Code, tax and judgment lien searches or equivalent reports or searches, and a copy of searches at the United States Patent and Trademark Office and the United States Copyright Office each of a recent date listing all effective financing statements, lien notices or comparable documents that name the Issuer or any Guarantor as debtor and that the Initial Purchasers or the Structuring Agent deem reasonably necessary. Each such document shall evidence that all of the Liens on the Collateral other than Permitted Liens have been released or will, substantially concurrently with the consummation of the Transactions on the Closing Date, be released.
(j)Intercreditor Agreement. On or prior to the Closing Date, the Issuer and the Guarantors shall cause to be delivered to the Initial Purchasers and the Structuring Agent an executed copy of the Intercreditor Agreement, executed by the Notes Collateral Agent, the First Lien Agent, the Issuer and the Guarantors.
(k)Insurance. On the Closing Date, the Initial Purchasers and the Structuring Agent shall have received policies or certificates of insurance covering the property and assets of the Issuer and the Guarantors, which policies or certificates, including (subject to Schedule 5(s)) endorsements thereto, shall reflect the Notes Collateral Agent, for its benefit and the benefit of the Trustee and the holders of the Debt Securities, as an additional insured on liability policies and a loss payee/mortgagee on property policies.
(l)First Lien Amendment. Concurrently with or prior to the Closing Date, the Issuer, the Guarantors, the First Lien Agent and the requisite lenders under the First Lien Credit Agreement shall have entered into the First Lien Amendment.
(m)Exchanged Bonds. To the extent that the Initial Purchasers hold any original certificates in respect of the Exchanged Bonds, such original certificates shall have been delivered to the Issuer immediately prior to the Exchange for cancellation. The Exchanged Bonds (including any guarantees thereof) shall be cancelled in accordance with the Convertible Bond Indenture and the Issuer shall have delivered to the Initial Purchasers and the Structuring Agent written evidence of such cancellation reasonably satisfactory to the Initial Purchasers and the Structuring Agent.
(n)Warrant Certificates. Each Initial Purchaser shall have received a certificate representing the Purchaser Warrants being purchased by such Initial Purchaser at the Closing Date as set forth on Schedule I attached hereto opposite the name of such Initial Purchaser in the column entitled “Number of Shares of Common Stock Underlying Warrants.” The Structuring Agent shall have received a certificate representing the Structuring Agent Warrants.
(o)Registration Rights Agreement. The Initial Purchasers and the Structuring Agent shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Issuer.
(p)Know-Your Customer Information. The Initial Purchasers and the Structuring Agent shall have received, at least three (3) business days prior to the Closing Date, (i) all documentation and other information theretofore concerning the Issuer and the Guarantors as has been reasonably requested in writing at least ten (10) calendar days prior to the Closing Date by the Initial Purchasers or the Structuring Agent that they determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and (ii) to the extent the Issuer qualifies as a “legal entity customer” under 31 C.F.R. §1010.230, a customary “beneficial ownership” certification in relation to the Issuer
(q)Payment of Fees and Expenses. All fees payable to the Structuring Agent prior to or on the Closing Date pursuant to the Structuring Agent Letter, and all costs and expenses invoiced at least two (2) business days prior to the Closing Date (to the extent required to be paid on or before the Closing Date pursuant to this Agreement), shall, in each case, be paid to the appropriate parties on or prior to the Closing Date.
(r)Additional Documents. On or prior to the Closing Date, the Issuer and the Guarantors shall have furnished to the Initial Purchasers and the Structuring Agent such further certificates and documents as the Initial Purchasers or the Structuring Agent may reasonably request.
(s)Solvency Certificate. The Initial Purchasers and the Structuring Agent shall have received a solvency certificate in form and substance satisfactory to the Initial Purchasers and the Structuring Agent from the chief financial officer of the Issuer (or other authorized financial officer thereof reasonably acceptable to the Initial Purchasers), dated as of the Closing Date, certifying that upon giving effect to the Transactions, the Issuer and its Subsidiaries, on a consolidated basis, are Solvent.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers and counsel for the Structuring Agent.
Each Initial Purchaser hereby covenants and agrees to promptly notify the Company upon the occurrence of any event prior to the Closing Date that would cause any representation, warranty, or covenant contained herein to be false or incorrect in any material respect (or, with respect to those representations and warranties that are qualified by materiality or material adverse effect, in any respects). The Issuer hereby covenants and agrees to notify the Initial Purchasers upon the occurrence of any event prior to the Closing Date that would cause any representation, warranty, or covenant contained herein to be false or incorrect in any material respect (or, with respect to those representations and warranties that are qualified by materiality or material adverse effect, in any respects).
8.Indemnification.
(a)The Note Parties agree, jointly and severally, to indemnify each Initial Purchaser, the Structuring Agent, each affiliate of any of the foregoing Persons, each of their successors and assigns and each Related Person of each of the foregoing (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, all reasonable and documented out-of-pocket costs and any and all actual losses, claims, damages, liabilities, fees, fines, penalties, actions, judgments, suits and related expenses, including reasonable and documented Advisors fees, charges and disbursements (collectively, “Losses”) (provided that the fees, charges and disbursements of legal counsel shall be limited to (x) one primary counsel for the Structuring Agent, one counsel for the Structuring Agent in each relevant jurisdiction and one specialty counsel for the Structuring Agent for each relevant specialty, (y) one primary counsel for the Indemnitees (other than the Structuring Agent), taken as a group, one counsel for the Indemnitees (other than the Structuring Agent), taken as a group, in each relevant jurisdiction and one specialty counsel for the Indemnitees (other than the Structuring Agent), taken as a group, for each relevant specialty (in each case with respect to this clause (y), such counsel shall be selected by the Initial Purchasers holding a majority in aggregate principal amount of the outstanding Notes) and (z) in the case of one or more actual or potential conflicts of interest, one or more additional counsel for each class of similarly situated persons) (collectively, “Claims”), incurred by or asserted against any Indemnitee, directly or indirectly, arising out of, in any way connected with, or as a result of (i) the execution, delivery, performance, administration or enforcement of the Transaction Documents or any agreement or instrument contemplated thereby or the performance by the parties thereto of their respective obligations thereunder, (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or any agreement or instrument contemplated thereby or the performance by the parties thereto of their respective obligations thereunder, whether brought by a third party or by any Note Party or otherwise, and regardless of whether any Indemnitee is a party thereto, (iii) the consummation of the Transactions and the other transactions contemplated hereby or (iv) any actual or prospective claim, action, suit, litigation, inquiry, investigation, or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Note Party or otherwise, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted directly from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee, any of its Affiliates or any of their Related Persons (as determined in a final and non-appealable judgement of a court of competent jurisdiction), (ii) a material breach of any Indemnitee’s obligations or the obligations of any of its Subsidiaries or its or their Related Persons under the Note Documents (as determined in a final and non-appealable judgement of a court of competent jurisdiction) or (iii) any dispute among Indemnitees (other than a dispute involving claims against the Structuring Agent solely in connection with its activities in such capacity) not arising out of any acts or omissions of the Issuer or any of its Affiliates. Claims shall include any Taxes, losses, claims or damages arising from any non-Tax claim in respect of the Transaction Documents.
(b)If any Claim is commenced as to which an Indemnitee proposes to demand indemnification hereunder, such Indemnitee shall notify the Note Parties with reasonable promptness following the Indemnitee being notified of such Claim, if the Note Parties are not party to such Claim; provided, however, that any failure or delay by such Indemnitee to so notify the Note Parties shall not relieve the Note Parties from their obligations hereunder (except to the extent (but only to the extent) that the Note Parties shall not have otherwise learned of such Claim and the Note Parties have been actually and materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure to promptly notify).  The Note Parties shall be entitled to assume the defense of any such Claim (other than those Claims brought by the Note Parties), exercisable by giving written notice to such Indemnitee within ten business days after receipt of written notice from the Indemnitee of such assertion or commencement, including the employment of counsel reasonably satisfactory to the Indemnitee, except as provided below. The Indemnitee shall have the right to employ separate counsel of its own choice to represent it in any such Claim and to participate in the defense thereof, but the fees and expenses of any such separate counsel (other than reasonable costs of investigation incurred prior to the Note Parties’ assumption of the defense of such Claim) shall be at the expense of the Indemnitee, unless (i) the Note Parties have failed to promptly assume the defense and employ counsel reasonably satisfactory to the Indemnitee in accordance with the preceding sentence; (ii) the use of counsel chosen by the Note Parties to represent the Indemnitee would present such counsel with a conflict of interest, (iii) the Indemnitee shall have been advised by counsel that the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including a situation in which one or more legal defenses may be available to such Indemnitee and/or any other Indemnitees that are inconsistent with, different from or in addition to those available to the Note Parties (in which case the Note Parties shall not be entitled to assume the defense of such Claim on behalf of such Indemnitee); or (iv) the Note Parties authorize the Indemnitee to employ separate counsel at the Note Parties’ expense (in each such case the Note Parties will pay the fees and disbursements of such counsel, as incurred). No Indemnitee shall settle, facilitate any settlement of, compromise or consent to the entry of any judgment in, or otherwise seek to terminate, any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnitee is a party to such Claim) without the written consent of the Note Parties, which consent shall not be unreasonably withheld, conditioned or delayed. The Note Parties agree, jointly and severally, that, without the prior written consent of the affected Indemnitee, which consent(s) will not be unreasonably withheld, delayed or conditioned, the Note Parties will not enter into any settlement of a Claim in respect of the subject matter of clauses (i) through (v) of Section 8(a) above unless such settlement includes an explicit and unconditional release from the party bringing such Claim of all affected Indemnitees from all liability or claims that are the subject matter of such Claim and does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitees.
(c)The provisions of this Section 8 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions and the other transactions contemplated hereby, the redemption of the Notes, the release of any Guarantor or of all or any portion of the Collateral, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, or any investigation made by or on behalf of any Indemnitee. All amounts due under this Section 8 shall be payable promptly on written demand therefor in accordance with clause (e) below accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.
(d)To the fullest extent permitted by applicable Legal Requirements, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto or the Structuring Agent (or any of their respective Affiliates, Subsidiaries and their and their Affiliates’ and Subsidiaries’ Related Persons), on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Transaction Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Note or Warrant or the use of the proceeds thereof, except to the extent such damages result from a claim that would otherwise be subject to indemnification pursuant to the terms of Section 8(a) above; provided that nothing contained in this sentence shall limit the Issuer’s indemnification obligations. No Indemnitee shall be liable for any damages (other than those damages resulting from gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment) arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Transaction Documents or the transactions contemplated hereby or thereby.
(e)All amounts due under this Section 8 shall be payable not later than five (5) business days after demand therefor.
9.Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
10.Termination. This Agreement may be terminated at any time by the mutual written consent of the Initial Purchasers, the Issuer and the Guarantors. This Agreement shall automatically terminate without any action by the parties hereto if the Closing Date has not occurred by September 27,

2024. If this Agreement is validly terminated as provided in this Section 10 this Agreement shall immediately become void and have no effect, without any liability or obligation on the part of the Issuer, the Guarantors or the Purchasers (or any stockholder, affiliate, member, manager, partner or representative thereof) (other than this Section 10, Section 8 and Section 11); provided that nothing herein shall relieve the Issuer, any Guarantor or any Purchaser from liability for any intentional and willful material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.
11.Payment of Expenses.
(a)The Note Parties further agree, jointly and severally, to pay all costs and expenses incident to the performance of their respective obligations hereunder, including, without limitation: (1) the costs incident to the authorization, issuance, sale, preparation and delivery of the Debt Securities and the Warrants and any taxes payable in connection therewith; (2) the costs of reproducing and distributing each of the Transaction Documents; (3) any stamp, issuance, transfer or similar taxes in connection with the original issuance and sale of the Debt Securities and the Warrants; (4) the fees and expenses of the Issuer’s and the Guarantors’ counsel and independent accountants; (5) all reasonable and documented out-of-pocket costs and expenses incurred by the Structuring Agent, including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel LLP, as counsel for the Structuring Agent, in connection with the preparation, negotiation, execution and delivery of the Transaction Documents; (6) all reasonable and documented out-of-pocket costs and expenses incurred by the Initial Purchasers, including the reasonable and documented fees, charges and disbursements of counsel for the Initial Purchasers, in connection with the preparation, negotiation, execution and delivery of the Transaction Documents; provided that the fees, charges and disbursements of legal counsel to the Purchasers, taken as a whole, shall be limited to one primary counsel (selected by the Initial Purchasers holding a majority in aggregate principal amount of the outstanding Notes); (7) the fees and expenses of the Trustee, the Notes Collateral Agent and any paying agent (including related fees and expenses of any counsel to such parties); and (8) all expenses and application fees incurred in connection with the approval of the Debt Securities for book-entry transfer by DTC; provided that if this Agreement is terminated without consummation of the Transactions contemplated hereby, the costs and expenses in clauses (5) and (6) above, shall collectively be capped at $150,000 (to be apportioned among such parties entitled thereto pro rata), and shall be paid within 5 Business Days from the date of such termination.
(b)All amounts due under this Section 11 shall be payable not later than five Business Days after demand therefor.
12.Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers and directors and any controlling persons referred to herein and the other Indemnitees. Except as expressly provided herein, nothing in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that the Structuring Agent is an intended third-party beneficiary of, and shall be entitled to enforce, the provisions of Section 5, Section 6, Section 8, Section 11, this Section 12 and Section 16(f). Nothing in this Agreement shall affect any rights or obligations of any party under any other agreement.
13.Survival. The respective indemnities, representations, warranties and agreements of the Issuer, the Guarantors and the Purchasers contained in this Agreement or made by or on behalf of the

Issuer, the Guarantors or the Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Purchaser Notes and the Purchaser Warrants and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer, the Guarantors, the Structuring Agent or the Purchasers.
14.Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
15.Compliance with PATRIOT Act. Each Purchaser hereby notifies the Issuer and each Guarantor that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies the Issuer and the Guarantors, which information may include the name, address and taxpayer identification number of the Issuer and each Guarantor and other information that will allow such Purchaser to identify the Issuer and each Guarantor in accordance with the Patriot Act.
16.Miscellaneous.
(a)Notices. Notices hereunder to the Issuer and the Guarantors shall be given to them at Inotiv, Inc., 8520 Allison Pointe Blvd #400, Indianapolis, IN 46250; Attention: Beth Taylor, Chief Financial Officer, with a copy to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036, Attention: Arek Maczka; Sam Badawi. Notices hereunder to the Initial Purchasers shall be given to each Initial Purchaser at the notice information set forth on such Initial Purchaser’s signature page to this Agreement. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes (i) when personally delivered or given by email to a valid email address, (ii) one (1) business day after a writing is delivered to a national overnight courier service or (iii) three (3) business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested.
(b)Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(c)Submission to Jurisdiction. Each of the parties hereto hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the parties hereto agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon it and may be enforced in any court to the jurisdiction of which the such party is subject by a suit upon such judgment.
(d)Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
(e)Counterparts. This Agreement may be executed in one or more counterparts, including electronic .pdf file, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement or any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(f)Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto; provided that none of Section 5, Section 6, Section 8, Section 11, Section 12 and/or this Section 16(f) may be amended, modified or waived without the prior written consent of the Structuring Agent.
(g)Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
(h)Time of the Essence. Time shall be of the essence of this Agreement.
(i)Prior Agreements and Understandings. This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Issuer, the Guarantors and the Purchasers, or any of them, with respect to the subject matter hereof.
(j)Interpretation. When a reference is made in this Agreement to Sections, paragraphs, clauses, Exhibits or Schedules, such reference shall be to a Section, paragraph, clause, Exhibit or Schedule to this Agreement unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against any party. The words “hereof,” “herein,” “herewith,” “hereby” and “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.
(k)Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the purchase of the Purchaser Notes and the Purchaser Warrants.
(l)Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then, if possible, such illegal, invalid or unenforceable provision will be modified to such extent as is necessary to comply with such present or future laws, and the parties hereto hereby agree to replace such illegal, invalid or unenforceable provision with a legal, valid and enforceable arrangement which in its economic effect shall be as close as possible to the illegal, invalid or unenforceable provision and such modification shall not affect any other provision hereof; provided that if such provision may not be so modified, such illegality, invalidity or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.
Very truly yours,
ISSUER:
INOTIV, INC.
By:
    Name: Beth A. Taylor
    Title: Chief Financial Officer, Senior VP-Finance

GUARANTORS:
BAS EVANSVILLE, INC.
BASI GAITHERSBURG LLC
BRONCO RESEARCH SERVICES LLC
ENVIGO BIOPRODUCTS, INC.
ENVIGO GLOBAL SERVICES INC.
ENVIGO HOLDING I, INC.
ENVIGO NEW HOLDCO, LLC
ENVIGO RMS, LLC
ENVIGO RMS B.V., INC.
ERPP, INC.
HISTION, LLC
INOTIV BOULDER, LLC
INOTIV LAMS WEST INC.
INOTIV NASHVILLE, LLC
INOTIV RESEARCH MODELS, LLC
INTEGRATED LABORATORY SYSTEMS, LLC
SEVENTH WAVE LABORATORIES, LLC

By:
    Name: Beth A. Taylor
    Title: Chief Financial Officer, Senior VP-Finance

[Inotiv – Signature Page to Purchase Agreement]
147090377_14

Accepted:
[_______]
By:
    Name:
    Title:

Address:
[________]
[________]
[________]
[Inotiv – Signature Page to Purchase Agreement]
147090377_14

Accepted:
[_______]
By:
    Name:
    Title:

Address:
[________]
[________]
[________]

[Inotiv – Signature Page to Purchase Agreement]

Accepted:
[_______]
By:
    Name:
    Title:

Address:
[________]
[________]
[________]

[Inotiv – Signature Page to Purchase Agreement]